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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                                       OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                       (DATE OF EARLIEST EVENT REPORTED):
                                JANUARY 14, 2003


                           Commission File No. 0-29015

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                      84-0605867
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

           NO.12 JIANCE ROAD, NANGANG DISTRICT, HARBIN, CHINA, 150086
                    (Address of principal executive offices)
                                 86-451-666-6601
                (Issuer's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The information is provided here on the asset acquisition completed by American Oriental Bioengineering Inc. (the "Registrant" or "Company"). On October 11, 2002, an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 was filed to announce that the Company would acquire all of the ownership interest in a soybean protein peptide biochemical engineering project (the "Project") as described in the Purchase Agreement dated as of August 17, 2002 between Shujun Liu and the Registrant for a consideration of 20,284,810 shares of Common Stock and 1,000,000 shares of Class A Preferred Stock to be issued by the Registrant ("Purchase Shares"). By acquiring the Project together with the related assets, the Registrant would acquire ownership of the building housing the Project's manufacturing plant, manufacturing equipment, and environmental control equipment the historical cost of which was approximately $3,205,000. In addition, the Registrant would receive the right to produce the products that resulted from the Project as well as ownership rights on a pending patent in China for the process of the extraction and production of soybean peptide. The acquisition price was based on the historical cost of the assets to be purchased without the Company paying for the value of the intellectual property involved. The value of the Common Stock to be issued was approximately $3,205,000, the historical value of the assets, which was equivalent to $0.158 per share of common stock, the average of the closing price for the five-day period immediately following the date of the Purchase Agreement, August 19, 2002 to August 23, 2002.

On January 28, 2003, a Form 8-K Current Report pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934 was filed by the Registrant to announce that, after appropriate notice to the shareholders of the Registrant, the Board of Directors of the Registrant approved the said acquisition transaction on January 14, 2003 after the due diligence process on the subject assets of the Project by the Registrant and that an unanimous written consent of the Board of Directors of the Registrant.

The Purchase Shares were issued on February 21, 2003.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    Not applicable.

(b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information in connection with the Acquisition required by Article 11 of Regulation S-K is filed herein.

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Unaudited pro forma combined balance sheet:
-------------------------------------------

The unaudited pro forma combined financial statements are provided for information purposes only and does not purport to represent what the combined financial position and results of operations would have been had the purchase of assets in fact occurred on the dates indicated. The following unaudited pro forma combined balance sheet represents the combined financial position of the Registrant after the purchase of the assets as of September 30, 2002, assuming that the purchase occurred on September 30, 2002. The unaudited pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.



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

                                   AMERICAN ORIENTAL BIOENGINEERING, INC.
                                 (FORMERLY INTERNET GOLF ASSOCIATION, INC.)
                                         CONSOLIDATED BALANCE SHEET
                                          (United States Dollars)
                                                 Unaudited

                                                   ASSETS

                                                    September 30,  Pro Forma     Pro Forma    December 31,
                                                        2002      Adjustments   Sept 30, 2002     2001
                                                    ------------  ------------  ------------  ------------
CURRENT ASSETS
  Cash and bank balances                            $ 2,125,943                 $ 2,125,943   $ 1,325,453
  Trade receivables, net of provisions                1,690,507                   1,690,507     1,089,572
   Inventory                                            693,843                     693,843       603,520
   Prepayments for goods                              1,125,239                   1,125,239       565,931
   Due from related parties                              10,690                      10,690       108,908
   Deferred taxes                                        40,067                      40,067       103,116
   Deferred consulting expense                          565,625                     565,625        30,361
                                                    ------------  ------------  ------------  ------------

TOTAL CURRENT ASSETS                                  6,251,914            --     6,251,914     3,826,861

FIXED ASSETS, net of depreciation                     3,841,567     3,205,000     7,046,567     4,043,301

OTHER ASSETS, net of amortization                       740,528                     740,528       813,253
                                                    ------------  ------------  ------------  ------------


TOTAL ASSETS                                        $10,834,009   $ 3,205,000   $14,039,009   $ 8,683,415
                                                    ============  ============  ============  ============


         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses            $   654,062                 $   654,062   $   429,647
   Prepayments for materials                            170,742                     170,742       278,982
   Bank loans                                         1,445,783                   1,445,783     1,445,783
   Government grant                                     120,482                     120,482       120,482
   Taxes payable                                         76,031                      76,031        88,031
   Payable to related party                             175,094                     175,094         7,133
                                                    ------------  ------------  ------------  ------------

TOTAL CURRENT LIABILITIES                             2,642,194            --     2,642,194     2,370,058

MEMBERS' EQUITY                                              --            --            --     6,313,357
                                                    ------------  ------------  ------------  ------------

SHAREHOLDERS' EQUITY
Preferred stock:
 $0.001 par value; 2,000,000 shares authorized
 no shares issued or outstanding
 1,000,000 shares issued for Pro Forma                                  1,000         1,000            --
Common stock:
 $.001 par value, 20,000,000 shares
 10,141,017 and 11,341,017 issued and outstanding
 at December 31, 2001 and September 30, 2002             11,341        20,285        31,626            --
 31,625,827 shares issued for Pro Forma
Additional paid-in capital                            4,609,208     3,183,715     7,792,923            --
 Retained Earnings                                    3,571,266                   3,571,266            --
 Equity in the amount of $716,202 and $550,202
 is restricted at September 30, 2002 and December
 31, 2001                                                    --            --            --            --
                                                    ------------  ------------  ------------  ------------

TOTAL EQUITY                                          8,191,815     3,205,000    11,396,815     6,313,357
                                                    ------------  ------------  ------------  ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $10,834,009   $ 3,205,000   $14,039,009   $ 8,683,415
                                                    ============  ============  ============  ============



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Notes to pro forma financial statement:
---------------------------------------

1. Adjustments to FIXED ASSETS to reflect the increase in fixed asset of building, manufacturing plant and manufacturing equipment as a result of purchase of the assets related to soybean protein peptide project

2. Adjustment to PREFERRED STOCK in Shareholders' equity to reflect the increase in preferred stock of $ 1,000 as result of issuance of 1,000,000 preferred stock par value $ 0.001 to Shujun Liu

3. Adjustment to COMMON STOCK in Shareholders' equity to reflect the increase in common stock of $ 20,285 as result of issuance of 20,284,810 common stock par value $ 0.001 to Shujun Liu, Chang Min Wang, Gui Xiang Qiu, Wei Hu, Yan Wang, Zi Yun Zhou and Sheng Jiang as consideration for purchase of assets related to soybean protein peptide project

4. Adjustment to ADDITIONAL PAID IN CAPITAL in Shareholders' equity to reflect the increase in additional paid in capital of 20,284,810 shares of common stock issued at $ 0.158 per share (the average of the closing price for the five-day period immediately following the date of the Purchase Agreement of soybean protein peptide project), which is $
         0.157 more than the par value for 20,284,810 shares

5. No adjustment has been made to the income and expense in the pro forma statement and that no pro forma statement of operations has been provided in view of that these assets that related to the soybean protein peptide project purchased by the Registrant stipulated in this Form 8-K current report has not yet commenced into operation and no previous income / expense of any kind has been recorded as of the date of this pro forma statement.

(c)  Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING INC.

By:    /s/ Shujun Liu
----------------------------
Name:  Shujun Liu
Title: Chairman and Chief Executive Officer
Dated:  March 28, 2003